EXHIBIT 3.a
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
 AUG 27 1998
No. C-20451-98
    ----------
/s/ DEAN HELLER
-------------------------------
DEAN HELLER, SECRETARY OF STATE


                           ARTICLES OF INCORPORATION

                                       OF

                                CRA-Z SOAP CORP.


          KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned has this day formed a corporation for the transaction of business, and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to the laws of the State of Nevada.

          AND WE DO HEREBY CERTIFY THAT

                                       I.

          The name of the corporation is:

                                CRA-Z SOAP CORP.

                                       II.

          The Resident Agent of the corporation shall be Ronald M. Pehr, Esq., with offices located in the County of Clark at the following address:

                         Edward J. Achrem & Associates
                       512 South Tonopah Drive, Suite 100
                            Las Vegas, Nevada 89106

          Offices for the transaction of any business of the corporation and where the meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country.

                                      III.

          The nature of the business and objects and purposes proposed to be transacted, promoted or carried on by the corporation is: To transact any and all lawful business.

                                      IV.

          The amount of the total authorized capital stock of this corporation is 25,000,000 shares with a par value of .001 cent. Each share of stock shall be entitled to voting power.

                                       V.

          The governing board of this corporation shall be known as Directors, and the number thereof shall be one (3). The number of Directors may from time to time be increased in such manner as shall be provided by the bylaws of this corporation. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The number of directors may be increased or decreased if the shareholders do not exceed the number of directors. The name and post office address of the first Board of Directors, which shall be (3) in number are as follows:

                                Ronald I. Weprin
                              420 Beach Road, #403
                            Sarasota, Florida 34242

                               Richard N. Herman
                              420 Beach Road, #403
                            Sarasota, Florida 34242

                                  Russ D'Agata
                              420 Beach Road, #403
                            Sarasota, Florida 34242

                                      VI.

          The private property of the stockholders, directors, and officers shall not be liable for the debts and liabilities of the corporation, and the directors, officers, and stockholders shall not be personally liable for damages for breach of fiduciary duty.

                                      VII.

          The capital stock of the corporation, after the amount of the subscription price has been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                     VIII.

The corporation is to have perpetual existence.

                                      IX.

          The name and address of the incorporator signing these Articles of Incorporation is:

                                Ronald I. Weprin
                              420 Beach Road, #403
                            Sarasota, Florida 34242

          The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation laws of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts hereinabove stated are true, and accordingly have hereunto set my hand this 26th day of August, 1998.

                                             /s/ RONALD I. WEPRIN
                                             --------------------
                                             RONALD I. WEPRIN

STATE OF NEVADA)
                 ) ss.
COUNTY OF CLARK)

          On this 26th day of August, 1998, before me the undersigned notary public in and for the County of Clark, State of Nevada, duly questioned and sworn, personally appeared, RONALD I. WEPRIN, known to me to be the persons named herein, who executed the foregoing and acknowledged to me that he did execute the same freely and voluntarily for the purposes and uses herein mentioned.

                                                  /s/ MARIE LUM
                                                  -----------------
     [NOTARY SEAL]                                NOTARY PUBLIC

    NOTARY PUBLIC
      MARIE LUM
    -------------
   STATE OF NEVADA
   COUNTY OF CLARK
MY APPOINTMENT EXPIRES
     MAY 19, 2002
    NO. 98-1889-1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                               CRAZ PRODUCTS, INC.

          CRAZ PRODUCTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

          1. That the Board of Directors of CRAZ PRODUCTS, INC. duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and taking action of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "FIRST" and "FOURTH" so that, as amended said Article shall be and read as follows:

          FIRST: The name of the corporation is Advanced Products Group, Inc.

          FOURTH: The amount of total authorized capital stock of the corporation shall be divided into 40,000,000 shares of common stock having a par value of $0.001 each and 1,000,000 shares of Series A Preferred Stock with terms as follows: $.001 par value, 1 vote per share voting rights, a 1% non cumulative dividend based on a face value with preference over the common shares, $0.001 per share face value, with no conversion.

          2. That said amendments were duly adopted by written consent in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said CRAZ PRODUCTS, INC. has caused this certificate to be signed by its Authorized Officer this 12th day of March 1999.


                                             By: /s/ RONALD WEPRIN
                                                 -----------------------------
                                                 Ronald Weprin, VP & Secretary

                               NOTARY CERTIFICATE

State of Florida              )
                              ) ss.
County of                     )

On the 10th day of September, 1998, personally appeared before me, a Notary Public, Richard Herman and Ronald Weprin, who executed the foregoing Articles of Amendment of Advance Technologies Group, Inc.

                                             /s/ ELAINE M. DAMASCO
                                             -------------------------
                                             NOTARY PUBLIC

MY COMMISSION EXPIRES:
[NOTARY SEAL]

ELAINE M. DAMASCO
COMMISSION #CC 628815
EXPIRES APR. 22, 2001
BONDED THROUGH
ATLANTIC BONDING CO. INC.
                                       2

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                               CRAZ PRODUCTS, INC.


          Pursuant to the provisions of the Delaware Corporation code, as amended, the Undersigned corporation adopts the following amendment to the Articles of Incorporation.

          1. Pursuant to the taking action by consent of the majority of the Shareholders of Craz Products Inc. (the "Company") on March 12, 1999

          2. The number of common shares of the corporation outstanding at time of adoption was 4,892,106 common shares and 266,684 Series A Preferred shares the number of shares entitled to vote thereon being 10,225,783.

          3. Of the 10,225,783 possible votes, shareholders representing 5,265,149 consented to an amendment to the Articles of Incorporation as follows:

               A. Change the preference for 1 million A Series Preferred shares as follows: $0.001 par value, 1 vote per share voting rights, a 1% non cumulative dividend based on face value with a preference over common shares, $.001 per share face value, with no conversion rights

               B.   The name of the Company is: Advanced Products Group, Inc.

 Dated this ___day of March, 1999


                                             By: /s/ RONALD WEPRIN
                                                 ------------------------
                                                 Ronald Weprin, Secretary

State of Florida    )
                    :
County of Sarasota  )

          On the 16th day of March, 1999 personally appeared before me, a Notary Public, Ronald Weprin, who executed the foregoing Articles of Amendment of Advanced Technologies Group, Inc.


                                             /s/ TAMMY J. FREED
                                             -----------------------
                                             Notary Public


My commission expires;
[NOTARY SEAL]

Tammy J. Freed
Notary Public, State of Florida
Commission No. CC 505010
My Commission  Expires 10/24/99

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                        ADVANCED TECHNOLOGIES GROUP, INC.

          Pursuant to the provisions of the Delaware Corporation code, as amended, the Undersigned corporation adopts the following amendment to the Articles of Incorporation.

          1. Pursuant to the taking action by consent of a majority of the Shareholders of Advanced Technologies Group, Inc. ("the Company") on September 10, 1998.

          2. The number of common shares of the corporation outstanding at the time of adoption was 5,200,000 common shares and the number of shares entitled to vote thereon was the same.

          3. Of the 5,200,000 possible votes, shareholders representing 3,000,000 consented to an Amendment to the Articles of Incorporation as follows:

          A. Capitalization to include: Series A Preferred Stock. Authorized one million shares of Series A preferred stock with terms as follows: $.001 par value, 20 votes per share voting rights, a 3% non cumulative dividend based on face value with preference over the common shares, $1.00 per share face value, convertible into common shares on a twenty for one basis commencing two years after issuance.

          B. Name of the Company: Cra-Z Products, Inc.

          Dated this 10th day of September, 1998.


                                        /s/ RONALD WEPRIN, SECRETARY
                                        ------------------------------
                                        Ronald Weprin, Secretary

[NOTARY SEAL]
PAMELA A. MATHEWS
State of Florida
My Comm. Exp. Dec. 20, 1999
Comm. #CC 520188

/s/ PAMELA A. MATHEWS
---------------------------

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